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                                                                    EXHIBIT 3(a)


                          CERTIFIED COPY OF RESOLUTIONS

          I, E. P. CASSIDY, Secretary of THE PEOPLES GAS LIGHT AND COKE COMPANY (herein called the "Company"), DO HEREBY CERTIFY that the following is a true and correct copy of certain resolutions unanimously adopted by written consent of the Board of Directors of said Company on December 13, 1991, and said resolutions have not been amended, rescinded or revoked and the same remain in full force and effect:

               RESOLVED, That, effective as of the close of business on February 1, 1992, Section 3.1 of Article III of the By-Laws of the Company be, and it hereby is, amended by deleting said Section in its entirety and substituting the following in lieu thereof:

                                   ARTICLE III
                            DIRECTORS AND COMMITTEES

               SECTION 3.1. NUMBER AND ELECTION. The business and affairs of the Company shall be managed and controlled by a board of directors, five (5) in number, each of which shall be a shareholder. The directors shall be elected by the shareholders entitled to vote at the annual meeting of such shareholders and each director shall be elected to serve for a term of one (1) year and thereafter until his successor shall be elected and shall qualify. The Board of Directors may fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of directors or otherwise.

          and

               RESOLVED FURTHER, That the Secretary of the Company be, and he hereby is, directed to initial a copy of the amended By-Laws presented at this meeting and place it with the important papers of this meeting.

               RESOLVED, That, effective as of the close of business on February 1, 1992, the By-Laws of the Company be, and hereby are, amended by deleting in their entirety Section 3.3, Section 3.5 and Section 3.6 of

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          Article III, and Section 4.1 of Article IV and substituting the following in lieu thereof:

                                   ARTICLE III
                            DIRECTORS AND COMMITTEES

               SECTION 3.3 SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or by any two directors, by causing the Secretary to mail to each director, not less than three days before the time of such meeting, a written notice stating the time and place of such meeting. Notice of any meeting of the Board may be waived by any director.

               SECTION 3.5. PRESIDING OFFICER. The presiding officer of any meeting of the Board of Directors shall be the Chairman of the Board or, in his absence, the President or, in his absence, any other director elected chairman of the meeting by vote of a majority of the directors present at the meeting.

               SECTION 3.6. COMMITTEES. The Board may appoint committees, standing or special, from time to time from among its own members or otherwise, and may confer such powers on such committees as the Board may determine and may revoke such powers and terminate the existence of such committees at its pleasure.

                                   ARTICLE IV
                                    OFFICERS

               SECTION 4.1. ELECTION OF OFFICERS. There shall be elected by the Board of Directors in each year the following officers: a Chairman of the Board; a President; such number of Senior Vice Presidents, such number of Executive Vice Presidents, such number of Vice Presidents and such number of Assistant Vice Presidents as the Board at the time may decide upon; a Secretary; such number of Assistant Secretaries as the Board at the time may decide upon; a Treasurer; such number of Assistant Treasurers as the Board at the time may decide upon; a Controller; and such number of Assistant Controllers as the Board at the time may decide upon; and, if the Board may decide, a General Counsel; and such number of Deputy General Counsel and such number of Assistant General Counsel as the Board at the time may decide upon. Any two or more offices may be

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          held by one person, except that the offices of President and
          Secretary may not be held by the same person. All officers shall hold their respective offices during the pleasure of the Board.

               RESOLVED FURTHER, That the Secretary of the Company be, and he hereby is, directed to initial a copy of the amended By-Laws presented at this meeting and place it with the important papers of this meeting.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 7th day of December, 1994.

                                        /S/ E. P. CASSIDY
                                        --------------------
                                             Secretary